UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☒	Soliciting Material Pursuant to §240.14a-12

HC2 Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

HC2 HOLDINGS ISSUES STATEMENT REGARDING PERCY ROCKDALE’S PRELIMINARY CONSENT SOLICITATION FILING

Stockholders Are to Take No Action on Percy Rockdale’s Consent Solicitation Materials

HC2 Continues to Successfully Execute on the Company’s Strategy to Reduce Debt and Pursue Strategic Alternatives, Which Has Resulted in a Positive ~24% YTD Return for Stockholders Despite Recent Market Dislocation

Percy Rockdale Repeatedly Refuses to Engage With HC2 Despite the Company’s Multiple Efforts to Have a Constructive Dialogue That Would Benefit All Stockholders

Percy Rockdale’s Consent Solicitation Will Result in Increased Company Expenses Jeopardizing Stockholder Value Given the Company’s Annual Meeting Is Only a Few Months Away

New York, New York – March 13, 2020 – HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, issued the following statement in response to Percy Rockdale LLC’s (“Percy Rockdale”) preliminary consent solicitation filing with the Securities and Exchange Commission.
HC2 urges all of its stockholders to refrain from taking any action, including returning any consent card sent by Percy Rockdale, at this time. Our Board of Directors, in consultation with its advisors, is carefully reviewing Percy Rockdale’s solicitation materials and will advise stockholders of its recommendation regarding the solicitation in due course.
“HC2 is puzzled by Percy Rockdale’s course of action, given the Company’s annual meeting is only a few months away. This distracting and costly approach will only serve to significantly increase the Company’s expenses and destroy stockholder value,” commented Wayne Barr, lead independent director of HC2.
“As previously noted, HC2 has offered to engage directly with Percy Rockdale on multiple occasions and to actively work with them to address their concerns in a cooperative manner which benefits all stockholders. Percy Rockdale continually refuses to engage with HC2’s management or the Board of Directors. Nevertheless, the Nominating and Governance Committee of HC2’s Board of Directors will carefully review the preliminary consent statement and continue to work on behalf of the best interests of all stockholders.”

HC2 is dismayed that Percy Rockdale has chosen to move forward with a value-destroying public campaign mere months away from the Company’s annual meeting and as HC2 continues to successfully execute on the Company’s debt reduction strategy, which includes the:
•Completed sale of Global Marine Group and the impending close on the sale of Global Marine Group’s 49% joint venture with Huawei Marine Networks Co., Ltd.
•Impending redemption of a sizable portion of the Company’s 11.5% Notes due 2021
•Advanced discussions to divest Continental Insurance and the exploration of strategic options for DBM Global Inc.
•Recent expansion and diversification of our Board of Directors, and
•Meaningful reduction in corporate overhead costs.
“HC2’s Board and management team continue to execute on the Company’s strategic plan to monetize assets and further reduce debt. We believe successful execution of our strategy in the coming months is HC2’s most effective course of action,” said Philip Falcone, Chairman, President and Chief Executive Officer of HC2.
HC2 stockholders are not required to take action at this time.
About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding our expectations regarding building stockholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2's remaining corporate debt, any statements regarding HC2’s expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2’s leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2’s Broadcasting and Energy businesses and unlocking value at HC2’s Life Sciences segment.  Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K.  Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2’s subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2.  Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved.  There can be no assurance that the HMN transaction will be completed as proposed or at all. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Important Additional Information and Where to Find It
HC2 plans to file a proxy statement (the “2020 Proxy Statement”) together with a WHITE proxy card and a consent revocation statement (the “Consent Revocation Statement”) together with a WHITE consent revocation card with the SEC, respectively, in connection with the solicitation of proxies for the annual meeting of HC2’s stockholders (the “Annual Meeting”) and the consent solicitation initiated by Percy Rockdale LLC and certain of its affiliates (the “Consent Solicitation”). STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT AND THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HC2 FILES WITH THE SEC CAREFULLY

IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, the Consent Revocation Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card and the WHITE consent revocation card) when filed by HC2 with the SEC in connection with the Annual Meeting and the Consent Solicitation at the SEC’s website (http://www.sec.gov), at HC2’s website (http://ir.hc2.com) or by contacting Okapi Partners LLC by phone, banks/broker/custodians call (212) 297-0720, all other stockholders please call (877) 274-8654, by email at info@okapipartners.com or by mail at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036.
Participants in the Solicitation
HC2, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies and consent revocation cards from stockholders in connection with the Annual Meeting and the Consent Solicitation. Additional information regarding the identity of these potential participants, none of whom (other than Philip A. Falcone, HC2’s Chairman, President and Chief Executive Officer) owns in excess of one percent (1%) of HC2’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement, the Consent Revocation Statement and other materials to be filed with the SEC in connection with the Annual Meeting and the Consent Solicitation. Information relating to the foregoing can also be found in HC2’s definitive proxy statement for its 2019 annual meeting of stockholders (the “2019 Proxy Statement”), filed with the SEC on April 29, 2019. To the extent holdings of HC2’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2019 Proxy Statement, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

Contact:
Investor Relations
Garrett Edson
ir@hc2.com
(212) 235-2691

Okapi Partners LLC
Pat McHugh/Bruce Goldfarb/Jason Alexander
212-297-0720
info@okapipartners.com